DATED                            25 SEPTEMBER                               1998
--------------------------------------------------------------------------------


                                   APPLIEDNET

                         UNAPPROVED SHARE OPTION SCHEME

          Adopted by the Company on 25 September 1998 and amended by a Resolution of the Company in General Meeting on 4 March 1999


                                     [LOGO]



                                 Charles Russell
                              8-10 New Fetter Lane
                                 London EC4A 1RS

                               Ref: TL/MC/27424/1

                                      INDEX


                          (FOR REFERENCE PURPOSES ONLY)




RULE     HEADING                                              PAGE NUMBER
----     -------                                              -----------

1.       DEFINITIONS AND INTERPRETATION                                 1

2.       GRANT OF OPTIONS                                               5

3.       EXERCISE AND LAPSE OF OPTIONS                                  7

4.       TAKEOVERS AND LIQUIDATIONS                                     9

5.       DIVIDENDS REORGANISATION AND VARIATION OF
         SHARE CAPITAL                                                 11

6.       MANNER OF EXERCISE OF OPTIONS                                 11

7.       TAXATION                                                      13

8.       ADMINISTRATION AMENDMENT AND TERMINATION                      13

SCHEDULE 1                                                             15

SCHEDULE 2                                                             17

SCHEDULE 3                                                             18

                             RULES OF THE APPLIEDNET

                         UNAPPROVED SHARE OPTION SCHEME


                          Adopted on 25 September 1998


1.       DEFINITIONS AND INTERPRETATION

1.1 In these Rules the following words and expressions shall (except where the context otherwise requires) have the following meanings:

         "3i"                           3i Group plc (registered number
                                        1142830);

         "Act"                          the Companies Act 1985;

         "AppliedNet Employees'
         Benefit Trust"                 the employees benefit trust constituted
                                        by a trust deed dated 16 September 1998
                                        and made between the Company and Applied
                                        Network Technology Limited;

         "Appropriate Period"           (i)   if the circumstances in Rule 4.1
                                              apply the period of six months
                                              beginning with the date on which
                                              the person making the offer has
                                              obtained Control of the Company
                                              and any condition subject to which
                                              the offer is made has been
                                              satisfied;

                                        (ii)  if the circumstances in Rule 4.2
                                              apply the period of six months
                                              beginning with the date on which
                                              the Reconstruction Scheme is
                                              sanctioned by the Court;

                                        (iii) if the circumstances in Rule 4.3
                                              apply the period during which the
                                              person remains bound or entitled
                                              to acquire any shares in the
                                              Company;

         "Auditors"                     the auditors for the time being of the
                                        Company appointed pursuant to section
                                        384 of the Act and acting as experts and not as arbitrators;

         "Board" the Board of directors for the time being of the Company or a duly appointed committee thereof at which a quorum is present such committee to include either a director nominated by 3i or a majority of the non executive directors of the Company for the time being;

         "Company"                      AppliedNet Limited (registered in
                                        England and Wales number 1940849);

         "Control"                      the same meaning as in Section 840 of
                                        the Taxes Act and the expression
                                        "controlled" shall be construed
                                        accordingly;

         "Date of Adoption"             25 September 1998 being the date of
                                        adoption of this Scheme by the Company;

         "Date of Grant"                in relation to any Option means the date
                                        on which the Option was or is to be
                                        granted under the Scheme;

         "Eligible Employee"            (a)  an employee who is a director of a
                                             Participating Company who is
                                             required by his contract of
                                             employment to work for not less
                                             than 25 hours per week (excluding
                                             meal breaks); or

                                        (b)  any other employee of a
                                             Participating Company;

         "Market Value"                 in respect of any Share on any day means
                                        the market value of such a Share as
                                        determined by the Board,
                                        to the extent practicable, in accordance with the provisions of part VIII of the Taxation of Chargeable Gains Act 1992;

         "Option" a right to acquire Shares granted (or to be granted) in accordance with these Rules and where the context so requires shall include New Options granted as consideration for the release of Old Options in accordance with Rule 4;

         "Option Holder"                any person who has been granted an
                                        Option or where the context requires a
                                        person becoming entitled to an Option in consequence of the death of an Option
                                        Holder;

         "Option Period"                in respect of an Option the exercise of
                                        which is subject to Performance
                                        Conditions the period between the Date
                                        of Grant and the first date on which the Option becomes exercisable in accordance with the Performance Conditions set by the Board pursuant to Rule 2.5;

         "Participating Company"        the Company and any other company of
                                        which the Company has Control and which
                                        is for the time being authorised by the
                                        Board with the consent of the Trustee to participate in this Scheme;

         "Performance Conditions"       any conditions imposed by the Trustee in
                                        consultation with the Board in respect
                                        of an Option pursuant to Rule 2.5;

         "Purchase Price"               the price at which each Share subject to
                                        an Option may be acquired on the
                                        exercise of that Option as determined by the Trustee in consultation with the Board but being (subject to Rules 4.4 and 5) not lower than the nominal value of a Share;

         "Record Date"                  in relation to the transfer of a Share
                                        following the exercise of an Option the
                                        date on which the Share is registered
                                        against the name of the Option Holder in the Company's register of members in respect of the Shares;

         "Rules" the rules of the Scheme as set out herein and as amended from time to time;

         "Scheme" the employees' share scheme constituted and governed by these Rules as from time to time amended;

         "Share"                        an Ordinary Share of 10p in the capital
                                        of the Company;

         "Subsisting Option"            an Option to the extent that it has not
                                        been exercised, lapsed or cancelled;

         "Tax Liability"                any liability of the Trustee, the
                                        Company or any company which Controls or is under the Control of the Company to account for any income tax National
                                        Insurance contributions or other tax
                                        arising in relation to the grant,
                                        exercise or other dealing with or in
                                        relation to an Option;

         "Taxes Act"                    the Income and Corporation Taxes Act
                                        1988;

         "Trustee"                      Applied Network Technology Limited
                                        (Company number 3364454) as the sole
                                        trustee of the AppliedNet Employees'
                                        Benefit Trust or the trustee or trustees or the AppliedNet Employees' Benefit
                                        Trust from time to time.

1.2 Any reference in these Rules to any provision of any Act of Parliament or any subordinate legislation made pursuant to any Act of Parliament shall be deemed to be a reference to such Act of Parliament or subordinate legislation as amended modified or re-enacted (whether before or after the date hereof).

1.3 In these Rules words incorporating the masculine gender only include the feminine and neuter genders and words incorporating the singular number only include the plural and vice versa.

1.4 Rule headings are for ease of reference only and do not affect the construction or interpretation of these Rules.

1.5 References to writing shall include typewriting printing lithography photography and facsimile messages and other modes of reproducing words in a legible and non-transitory form.

2.       GRANT OF OPTIONS

2.1 Subject to the limitations and conditions hereinafter contained and unless prohibited by law the Board may at any time, in its absolute discretion, decided whether or not to request the Trustee to exercise its discretion to grant without consideration Options to any number of Eligible Employees and if the Board so decides, it shall recommend in writing to the Trustee the Eligible Employees to whom the Trustee should grant Options, the number of Shares over which options should be granted, the Purchase Price and any conditions which should apply to the Options provided that:

         2.1.1 no director or employee shall be entitled as of right to the grant of an Option; and

         2.1.2 no Option may be granted under this Scheme after the tenth anniversary of the Date of Adoption.

2.2 Immediately after the Board has made a recommendation to the Trustee pursuant to Rule 2.1 the Trustee shall decide whether or not to exercise its discretion to grant options to the relevant eligible employees and if it decides to exercise its discretion to grant the options the options shall be granted in accordance with these Rules.

2.3      An Option shall be granted by a resolution of the Trustee.

2.4 An Option Holder may, within a period of twenty one days immediately following the Date of Grant renounce by notice in writing to the Trustee his Option in respect of all or any part of the Shares subject of the Option.

2.5 An Option may be granted so that its exercise in subject to such objective conditions ("Performance Conditions") (not inconsistent with the provisions of the Scheme) as the Trustee in consultation with the Board may in its absolute discretion think fit provided that any:

         2.5.1 such conditions shall not be inconsistent with the provisions of the Scheme and may be waived or amended if an event occurs which causes the Trustee in consultation with the Board to consider that such Performance Conditions could not fairly or reasonably be met, provided that any amended conditions should be neither more difficult nor easier to satisfy than the original Performance Conditions were intended to be at the time of their imposition; and

         2.5.2 such conditions shall extend over such period determined by the Trustee in consultation with the Board at the time of the grant of the relevant options.

2.6 The Trustee in consultation with the Board may in its absolute discretion impose conditions on the grant of an Option restricting the number of Shares in respect of which an Option may be exercised on any one occasion.

2.7 As soon as reasonably practicable after Options have been granted the Trustee shall issue an Option certificate substantially in the form set out in Schedule 2 in respect of each Option which shall specify:

         2.7.1    the number of Shares comprised in the Option;

         2.7.2    the Date of Grant;

         2.7.3    the Purchase Price;

         2.7.4    details of any Performance Conditions; and

         2.7.5 the last date upon which notice to exercise the Option may be given, being not later than the day immediately preceding the tenth anniversary of the Date of Grant.

2.8 An Option shall be personal to the Option Holder and may not be transferred, assigned, charged, pledged or otherwise disposed of or dealt with. Any purported transfer, assignment, charge, pledge or other disposal or dealing with the Option shall cause the Option to lapse forthwith and each Option certificate shall carry a statement to this effect;

2.9 No Option may be granted on any date if the number of Shares to be issued on its exercise in full, when aggregated with the number of:

                  (a) Shares issued on the exercise of, or remaining capable of being issued on the exercise of, Subsisting Options granted under the Scheme during the period of 10 years ending on that date; and

                  (b) Shares issued on the exercise of, or remaining capable of being issued, during the period of 10 years ending on that date by virtue of options or other rights granted under any other employees' share scheme (as defined in section 743 of the Act) adopted by the Company would exceed 6.82 per cent of the number of Shares in issue on that date without the prior written consent of 3i and this rule shall only apply if and so long as 3i beneficially own any issued equity share capital of the Company.

3.       EXERCISE AND LAPSE OF OPTIONS

3.1 Subject to this Rule 3 and Rules 4 and 6 an Option may be exercised at any time on or after the third anniversary and before the tenth anniversary of its Date of Grant. An Option shall not be exercisable on or after the tenth anniversary of its Date of Grant under any circumstances whatsoever and every Subsisting Option shall lapse on the tenth anniversary of its Date of Grant.

3.2 The right to exercise an Option shall terminate immediately upon the Option Holder ceasing to be an Eligible Employee except where Rules 3.3 or 3.4 apply.

3.3 Where an Option Holder dies his personal representatives may exercise any unexercised Options held by him within 12 months of the date of death.

3.4      Where an Option Holder ceases to be an Eligible Employee by reason of:

         3.4.1    injury or disability;

         3.4.2    redundancy;

         3.4.3    retirement;

         3.4.4 the company by which the Option Holder is employed ceasing to be a Participating Company;

         3.4.5 the transfer of the business in which the Option Holder is employed to a person other than a Participating Company; or

         3.4.6 any other circumstances the Trustee, in consultation with the Board, may determine not later than 30 days after the Option Holder ceases to be an employee any Subsisting Option may be exercised no later than 6 months after the date of such cessation.

3.5 Save where Rules 3.3, 3.4 or 4 apply the exercise of any Option shall be conditional upon the relevant applicable Performance Conditions (if any) having been fulfilled to the satisfaction of the Trustee.

3.6 Where the exercise of any options is subject to the satisfaction of Performance Conditions the Trustee shall notify each relevant Option Holder in writing as soon as reasonably practicable after the expiry of the Option Period as to whether or not the Performance Conditions have been satisfied.

3.7 An Option shall lapse upon the earliest occurrence of any of the following events insofar as it has not been exercised:

         3.7.1    the tenth anniversary of the Date of Grant;

         3.7.2 immediately upon the Option Holder ceasing to be an Eligible Employee except where Rules 3.3 or 3.4 apply provided that where the Trustee makes no determination under Rule 3.4.6 the Option shall be deemed to have lapsed upon the Option Holder ceasing to be an Eligible Employee, but where a determination is made, thereby allowing the Option to be exercised, Rule
                  3.7.4 shall apply;

         3.7.3    the first anniversary of the Option Holder's death;

         3.7.4 the expiry of 6 months from the date on which an Option Holder ceases to be an Eligible Employee for one of the reasons specified in Rule 3.4;

         3.7.5 the earliest date upon which the Option is expressed to lapse under Rule 4;

         3.7.6    the date of an event specified in Rule 2.8; or

         3.7.7    the Option Holder being adjudicated bankrupt.

4.       TAKEOVERS AND LIQUIDATIONS

4.1 If any person obtains Control of the Company as a result of making a general offer:

         4.1.1 to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         4.1.2 to acquire all the shares in the Company which are of the same class as the Shares then subject to the remaining provisions of this Rule 4 any Subsisting Option may be exercised within the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.

4.2 In the event that notice is given to the shareholders of the Company of a resolution to approve (subject to sanction by the Court) a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies pursuant to Section 425 of the Act ("the Reconstruction Scheme") then any Option Holder may serve notice to exercise his Subsisting Options at any time during the Appropriate Period and to the extent that an Option has not been exercised by the end of the Appropriate Period it shall lapse immediately upon the end of the Appropriate Period.

4.3 If any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430F of the Act then any Subsisting Option may be exercised at any time during the Appropriate Period and to the extent that it has not been exercised by the end of the Appropriate Period the Option shall lapse immediately upon the end of the Appropriate Period.

4.4 If as a result of the events specified in Rules 4.1 or 4.2 a company has obtained Control of the Company or if a company has become bound or entitled as mentioned in Rule 4.3 the Board shall seek the agreement of that other company ("the Acquiring Company") or a company which has Control over the Acquiring Company and if such agreement is obtained each unexercised Option ("Old Option") may within the Appropriate Period applicable to the relevant Rule be released in consideration of the grant of a new Option ("New Option") which satisfies the following conditions:

         4.4.1 it is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its disposal;

         4.4.2 it has a purchase or, as appropriate, subscription price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

         4.4.3    it is otherwise identical in terms to the Old Option.

         The New Option shall for all other purposes of this Scheme be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted and where any New Options are granted pursuant to this Rule 4.4 Rules 3, 4, 5, 6 and 8 and all definitions in Rule 1 appropriate those Rules shall in relation to the New Options be construed as if references to the Company and to the Shares were references to the company whose share capital includes shares over which the New Option has been granted and to the shares in that company but references to a Participating Company shall continue to be construed as if references to the Company were references to AppliedNet Limited. Where in accordance with this Rule 4.4 Old Options are released and New Options granted the New Options shall not be exercisable in accordance with Rules 4.1, 4.2 and 4.3 above by virtue of the event by reason of which the New Options were granted.

4.5 In the event that notice is given to the shareholders of the Company of a resolution to be proposed for the voluntary winding up of the Company any Option Holder may serve notice to exercise, his Subsisting Options at any time up to the passing of the resolution provided that any such notice to exercise shall only be effective if the resolution is passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse.

4.6 For the purposes of this Rule 4 other than Rule 4.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

4.7 The exercise of an Option pursuant to the preceding provisions of this Rule 4 shall be subject to the provisions of Rule 6 below.

5.       DIVIDENDS REORGANISATION AND VARIATION OF SHARE CAPITAL

         5.1 Any dividend (including a scrip dividend) received in respect of a Share in respect of which an Option is exercised before the Record Date applicable to that Share shall belong to the Trustee who shall be entitled to deal with the dividend (including a scrip dividend) as it thinks fit.

         5.2 If before a Record Date applicable to a Share the Company grants to the holders of the Shares the right to acquire new Shares the Trustee may decide in its absolute discretion whether to take up or sell or allow to lapse all or some of the rights and to the extent that the Trustee decides to sell the rights any proceeds from sale shall belong to the Trustee who shall be entitled to deal with them as it thinks fit.

         5.3 The Trustee may at its discretion hold (a) any Shares acquired under a scrip dividend referred to in Rule 6.1, (b) any new Share acquired pursuant to rights referred to in Rule 6.2 and
                  (c) any new Shares allotted to holders of Shares by the Company by way of capitalisation as part of the holding of Shares the subject of options subject to the Rules, mutatis mutandis as if the same were Shares subject to options and without prejudice to the generality of the foregoing subject to the same conditions as to the exercise of options as the Shares the subject of options to which those Shares relate.

         5.4 In the event of any variation in the share capital of the Company by way of consolidation sub-division or reduction of capital or otherwise by the Company the number of Shares subject to any Option and the Purchase Price for each of those Shares shall be adjusted by the Trustee after consulting with the Board subject to written confirmation by the Auditors that in their opinion such adjustment is fair and reasonable provided that:

                  5.4.1 the aggregate amount payable on the exercise of an Option in full is not increased; and

                  5.4.2 the Purchase Price for a Share is not reduced below its nominal value.

6.       MANNER OF EXERCISE OF OPTIONS

6.1 Subject to the provisions of Rule 3 and this Rule 6 an Option may be exercised at any time in whole or in part but not unless the Trustee otherwise permits in respect of less than 10 per cent of the Shares the subject of the Option unless such smaller percentage represents all the remaining Shares under the Option by the Option Holder or (as the case may be) his personal representatives giving a notice of exercise to the Trustee substantially in the form set out in Schedule 3 accompanied by the appropriate payment and the relevant Option certificate and shall be effective on the date of its receipt by the Trustee ("exercise date") provided that wherever relevant the Performance Conditions shall first have been fulfilled to the satisfaction of the Trustee.

6.2 The Trustee shall or shall procure that the Board shall as soon as reasonably practicable after the exercise date send to the Option Holder concerned a deed of adherence to the extent required to be executed pursuant to clause 8.2 of the Subscription Agreement dated 6 December 1995 relating to the Company (formerly known as Applied Network Technology Limited) and made between Coinshire Limited and Others (1), James MacFarlane and Another (2), Michael Brooke (3) and the Company and the Option Holder shall execute and return such deed of adherence to the Trustee within 14 days on its receipt.

6.3 No Option shall be capable of being quoted or dealt in on any stock exchange.

6.4 Subject to Rule 7.3 Shares shall be transferred by the Trustee pursuant to a notice of exercise within 42 days of the exercise date or if later within 21 days of the date on which the Trustee receives a duly executed deed, referred to in Rule 6.2.

6.5 When an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new Option certificate representing the balance shall be issued by the Trustee as soon as possible after the partial exercise.

6.6 It shall be a condition of participation in the Scheme that in the event of an Option Holder ceasing to be an Eligible Employee (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of any termination or alteration of rights or expectations under the Scheme whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or for loss of office or otherwise howsoever. Participation in this Scheme by an Option Holder is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in this Scheme shall in no respects whatever affect in any way an Option Holder's pension rights or entitlement or terms or conditions of employment.

7.       TAXATION

7.1 If a Tax Liability arises in respect of an Option the Company shall be entitled to deduct (and if appropriate pay to the Trustee) to the extent permitted by law such amount(s) from any payment due to be made by the Company or any company which controls or is controlled by the Company to or in respect of the Option Holder in respect of that Option during the same calendar month or other relevant period in which the event occurs or in any subsequent calendar month or such relevant period in order to satisfy and discharge the Tax Liability whether or not such payment is of an income or capital nature.

7.2 If and to the extent the Tax Liability referred to in Rule 7.1 is of income tax which exceeds the amount from which deductions in respect thereof can be made in any one period referred to in Rule 7.1 in respect of the Option Holder concerned, that Option Holder shall pay or reimburse the Company or the appropriate company which controls or is controlled by the Company or as appropriate the Trustee for the amount of the excess on demand or within such period as may be specified in any written notice given by the Company or as appropriate the Trustee.

7.3 Where a Tax Liability arises in respect of the exercise of an Option, the Trustee may, without prejudice to Rule 7.1, by written notice to the Option Holder concerned nominate as his bare trustee any person (including the Trustee) (the "Bare Trustee") to sell such number of Shares to be transferred upon the exercise of the Option as may be required in order to discharge the Tax Liability and any other liability (including costs) connected with the said sale and the Bare Trustee shall pay an amount equal to the Tax Liability to the Company or as appropriate the Trustee and otherwise discharge any other said liability to the extent that the net proceeds from the said sale permit.

8.       ADMINISTRATION AMENDMENT AND TERMINATION

8.1 The Scheme shall be administered by the Trustee in consultation with the Board whose decision on all disputes shall be final.

8.2 The Board may with the consent of the Trustee from time to time make amendments to these Rules provided that:

         8.2.1 no amendment may detrimentally affect an Option Holder as regards any Subsisting Option held by him on the date of the amendment being made except with the consent in writing of such Option Holders who, assuming they exercise their Options in full, would thereby become entitled to not less than three quarters in nominal amount of all the Shares which would fall to be allotted upon exercise in full of all Subsisting Options; and

         8.2.2 except with the prior sanction of the Company in general meeting no such modification or variation shall extend the class of person eligible for the grant of Options or alter to the advantage of Option Holders (present or future) Rules 2.1, 2.5, 5 or the definitions of "Eligible Employee", "Participating Company" or "Purchase Price" except for minor amendments to benefit the administration of the Scheme, to comply with or take account of any proposed or existing legislation or law or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders (present or future) or for any Participating Company;

         8.2.3 except with the approval of 3i, no amendment shall be made to the material advantage of Option Holders (present or future);

         8.2.4 written notice of any alteration made in accordance with this Rule 8.2 shall be given to all Option Holders.

8.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

8.4 The Company in general meeting or the Board with the consent of the Trustee may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall continue in force in relation to Subsisting Options.

8.5 Any notice to be given pursuant to the terms of these Rules must be given in writing to the party due to receive such notice at (in the case of the Company or the Trustee) its registered office from time to time or (in the case of an individual) his address as notified to the Company or the Trustee from time to time. Notice must be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of transmission.

8.6 For the avoidance of doubt, the Rules do not create any contractual relationship between the Company and the Trustee or limit the Trustee's discretion.

                                   SCHEDULE 1

                                 LETTER OF GRANT

                             [TRUSTEE'S LETTERHEAD]


                                                              Date
To:      Employee




Dear [EMPLOYEE'S NAME]


THE APPLIEDNET UNAPPROVED SHARE OPTION SCHEME
("THE SCHEME")


1 The Trustee of the AppliedNet Employees' Benefit Trust has granted you an option over [ ] Ordinary shares ("Shares") in the capital of AppliedNet Limited ("the Company") under and subject to the rules of the Scheme ("the Option") which was approved and adopted by a written resolution of the shareholders of the Company on 25 September 1998. A copy of the rules of the Scheme is enclosed herewith.

2 The Purchase price per Share payable on the exercise of the Option is [ ]p. This Purchase price is subject to adjustment under Rule 5 of the Scheme if the Company's share capital is altered or re-organised, in specified ways.

3        An Option certificate for your option is enclosed herewith.

4 Under the rules of the Scheme ("the rules"), except in certain circumstances the Option may not be exercised earlier than three years from the Date of Grant.

[5 The Option may not be exercised unless the Performance Conditions attached to this letter have been fulfilled to the satisfaction of the Board except in certain circumstances permitted by the rules.]

6 Please note that under Rule 6.2 you will be required to execute the deed of adherence referred to there when you exercise the option.

7 You may renounce the Option in whole or in part by signing (in the presence of a witness) and returning this letter together with the enclosed

         Option certificate to me before [date 21 days after the Date of Grant]. If you wish to keep your option you do not need to take any further action.


Yours faithfully,



 ...................
TRUSTEE

[NOTE:    Any applicable Performance Conditions must be attached to this letter]


                                  RENUNCIATION


I [NAME OF EMPLOYEE] hereby renounce the Option [in whole]/[in respect of Shares]. I am returning with this letter the certificate in respect of the Option referred to above.



SIGNED as a DEED by
[NAME]
in the presence of:


Signature:

Name:

Address:


Occupation:

                                   SCHEDULE 2

                       APPLIED NETWORK TECHNOLOGY LIMITED

                           OPTION CERTIFICATE NUMBER:



                      INCORPORATED UNDER THE COMPANIES ACTS

              REGISTERED IN ENGLAND AND WALES UNDER NUMBER 3364454

                 TOTAL NUMBER OF ORDINARY SHARES OF 10p EACH IN
                               APPLIEDNET LIMITED

                            INCLUDED IN THIS OPTION              (NUMBER)



This is to certify that (NAME) was granted an Option on the       day of
to purchase        Ordinary Shares of 10p each in the capital of AppliedNet
Limited ("Shares") at a Price of      per Share giving an aggregate Purchase
Price of ? upon the terms of the AppliedNet Unapproved Share Option Scheme ("the Scheme"). The Option may be exercised only at the times and in the circumstances and manner permitted by the rules of the Scheme and cannot be transferred, assigned, charged, pledged or otherwise disposed of or dealt with. Any purported transfer, assignment, charge, pledge or other disposal or dealing with shall cause the Option to lapse forthwith.

THE COMMON SEAL of
APPLIED NETWORK
TECHNOLOGY LIMITED
was affixed to this deed
in the presence of:

                                    Director

                                    Secretary


Date .........................

NOTE:

(1) A form of exercise of the Option is printed overleaf. This certificate must be surrendered on the exercise, in whole or in part, of the Option.

(2) The number and/or description of shares covered by this Option and/or the Purchase Price may be varied in accordance with the Rules of the Scheme.

(3) Notice to exercise this Option must be given by [DATE NO LATER THAN THE DAY BEFORE THE TENTH ANNIVERSARY OF THE DATE OF GRANT].

[(4) The right to exercise this Option shall be subject to the due satisfaction of the Performance Conditions specified on the attached sheet.]

                                   SCHEDULE 3

                                FORM OF EXERCISE

                (TO BE PRINTED ON REVERSE OF OPTION CERTIFICATE)
                 PLEASE READ THE NOTES AT THE FOOT OF THIS FORM
                         CAREFULLY BEFORE COMPLETING IT


                                FORM OF EXERCISE

The Trustee
Applied Network Technology Limited

I, the undersigned, having become entitled so to do hereby exercise the Option
referred to overleaf in respect of       Shares comprised in the Option upon the
terms of the AppliedNet Unapproved Share Option Scheme and agree to accept the Shares to be transferred pursuant to this Form of Exercise subject to and in accordance with the Memorandum and Articles of Association of AppliedNet Limited and hereby request you to place my name on the Register of Members in respect thereof.

I enclose a remittance for  ?    being the aggregate Purchase Price payable for
the Shares in respect of which the Option is now exercised at the Purchase Price per Share specified overleaf.

If applicable, I hereby request you to despatch a balance certificate for the Option to purchase for any Shares included in the Option referred to overleaf and not exercised on this occasion, by post at my risk to the address mentioned below.


SIGNATURE .....................................

SURNAME ......................................

FORENAME(S) .................................

ADDRESS .......................................

 ...................................................

Note:

(1) Although the Option referred to overleaf is personal to the holder named overleaf it may be exercised by his personal representative(s) if he dies while it is still capable of exercise provided the personal representative(s) does/do so before the expiration of twelve months from the date of the holder's death or ten years from the date of its grant (if sooner). If there are more than one, each of the personal representatives must sign this form.

(2) Options must be exercised in respect of whole numbers of Shares. Please indicate the number of Shares you wish to purchase on this occasion which must not exceed the number of Shares comprised in the Option. In any event you will be deemed to have exercised your rights in respect of that whole number of Shares which can be acquired with the moneys represented by your remittance.

(3) The remittance should be for an amount equal to the aggregate Purchase Price, being the Purchase Price per Share shown overleaf, multiplied by the number of Shares applied for.